UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2013

HEALTHCARE SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-12015

Pennsylvania	23-2018365
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

3220 Tillman Drive, Suite 300, Bensalem, Pennsylvania	19020
(Address of principal executive office)	(Zip code)

Registrant's telephone number, including area code: 215-639-4274

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( )    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
( )    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
( )    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
( )    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Agreement.

On July 11, 2013, Healthcare Services Group, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Platinum Health Services, LLC, a Delaware limited liability company and Platinum Health Services PEO, LLC, a Delaware limited liability company (collectively “Platinum”) to acquire substantially all of its operating assets. Platinum is a privately-held provider of professional housekeeping, laundry and maintenance services to long-term and post-acute care facilities and operates solely within the United States.

The purchase price consists of a cash payment of approximately $3,800,000, assumed debt of approximately $1,200,000 (the “Initial Consideration”) and the issuance of approximately 1,200,000 shares of the Company's common stock, $0.01 par value per share (the “Stock Consideration”). Additionally, upon the achievement of certain financial and retention targets, Platinum will be eligible for contingent consideration paid by the future issuance of the Company's common stock, $0.01 par value per share (the "Contingent Consideration") as detailed in the Purchase Agreement. The stock price used to determine the number of shares to be issued in connection with the Stock Consideration and Contingent Consideration is defined in the Purchase Agreement.

The Purchase Agreement contains representations, warranties and affirmative and negative covenants of the parties that the Company believes are usual and customary for this type of transaction.  Pursuant to the terms of the Purchase Agreement, a portion of the Initial Consideration will be placed into escrow for payment of certain working capital adjustments and indemnification obligations regarding breaches of the covenants, agreements, representations and warranties of Platinum.

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the Asset Purchase Agreement, which is filed with this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference. The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, Platinum, any of the other sellers or any of their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specified dates; were solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the acquired assets, the assumed liabilities or the Company, Platinum, any of the other sellers or any of their respective subsidiaries and affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 2.01	Completion of an Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated by reference herein. On July 12, 2013, the Company completed the acquisition contemplated by the Purchase Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference herein. The issuances of the securities described above were completed in accordance with the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On July 15, 2013, the Company issued a press release announcing the Asset Purchase Agreement with Platinum. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

( a )    Not applicable
( b )    Not applicable
( c )    Not applicable
( d )    Exhibits. The following exhibits are being furnished herewith:

Exhibit Number	Description
2.1
Asset Purchase Agreement, dated July 11, 2013, among Healthcare Services Group, Inc., Platinum Health Services, LLC, Platinum Health Services PEO, LLC, Joseph Foy, Platinum SG Equities LLC, Walnut Court Capital Advisors, LLC, Z Capital LLC, Simon Ganz and Seth E. Gribetz.

99.1	Press Release dated July 15, 2013 issued by Healthcare Services Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE SERVICES GROUP, INC.
Date: July 16, 2013	By:	/s/ John C. Shea
Name: John C. Shea Title: Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1
Asset Purchase Agreement, dated July 11, 2013, among Healthcare Services Group, Inc., Platinum Health Services, LLC, Platinum Health Services PEO, LLC, Joseph Foy, Platinum SG Equities LLC, Walnut Court Capital Advisors, LLC, Z Capital LLC, Simon Ganz and Seth E. Gribetz.

99.1	Press Release dated July 15, 2013 issued by Healthcare Services Group, Inc.